Exhibit 10.1

IN THE COURT OF CHANCERY OF THE STATE OF DELAWARE

KEITH PALMER, on behalf of himself and all other similarly situated stockholders of COHU, INC.,	) ) ) )
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Plaintiff,	)
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v.	)	C.A. No. 2025-0015-LWW
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COHU, INC., WILLIAM E. BENDUSH, STEVEN J. BILODEAU, ANDREW M. CAGGIA, and YON Y. JORDEN	) ) ) )
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Defendants.	)

STIPULATION AND [PROPOSED] ORDER
REGARDING NOTICE AND CLOSING OF THE CASE

WHEREAS, by agreement of the undersigned parties, pursuant to Court of Chancery Rules 23 and 41(a), Plaintiff Keith Palmer (“Plaintiff”) and Defendants Cohu, Inc. (the “Company”), William E. Bendush, Steven J. Bilodeau, Andrew M. Caggia, and Yon Y. Jorden have reached agreement to resolve the above-captioned action (the “Action”) in its entirety;

WHEREAS, on April 2, 2025, the Court entered an Order in this Action, which, among other things, voluntarily dismissed the Action as moot and retained jurisdiction solely for the purpose of determining Plaintiff’s counsel’s application for an award of attorneys’ fees and reimbursement of expenses;

WHEREAS, the parties have reached agreement that the Company will pay, or cause to be paid on its behalf, $125,000 to Plaintiff’s counsel to resolve Plaintiff’s claim for attorney’s fees and expenses (the “Mootness Fee”);

WHEREAS, the Court has not and will not pass judgment on the amount of the fee; and

WHEREAS, the Company intends to provide notice to its stockholders of the Mootness Fee in a Form 10-Q to be filed by the Company with the SEC.

IT IS HEREBY STIPULATED AND AGREED, pursuant to Delaware Court of Chancery Rules 23(e) and 41(a), subject to the approval of the Court, that:

1.    Following the entry of this Order, the Company shall include text substantially similar to the below in the Company’s next Form 10-Q with the SEC (the “Notice”):

On January 6, 2025, Plaintiff Keith Palmer (“Plaintiff”), a stockholder of Cohu, Inc. (“Cohu” or the “Company”), filed a stockholder class action complaint against the Company challenging certain provisions of Cohu’s Certificate of Incorporation (the “Charter”) as being in violation of the Delaware General Corporate Law. In response, on April 3, 2025, the Company filed a Certificate of Correction with the State of Delaware correcting Article Fourteen of the Charter to redress any concerns by Plaintiff. On April 2, 2025, the Court entered an Order granting a stipulation dismissing the action as moot and retaining jurisdiction to determine Plaintiff’s counsel’s application for an award of attorneys’ fees and reimbursement of expenses (the “Fee and Expense Application”).

The Company has subsequently agreed to pay $125,000 in attorneys’ fees and expenses to plaintiff’s counsel in full satisfaction of the Fee and Expense Application in the Palmer Action. On June [__], 2025, the Court entered an order closing the case, subject to Cohu filing an affidavit with the Court confirming that this notice has been issued. In entering the order, the Court was not asked to review, and did not pass judgment on, the Fee and Expense Application or the reasonableness of the payment of the attorneys’ fees and expenses. Additional information can be found in the copy of the Stipulation, which is filed as exhibit 10.24 to this 10-Q, and is incorporated by reference herein.

2.    Upon compliance with Paragraph 1 herein, the Company’s counsel shall file an affidavit (the “Affidavit”) with the Court (no later than five (5) business days after the Settlement Notice has been disseminated by the Company in the Form 10-Q) stating that Paragraph 1 has been satisfied;

3.    Upon the filing of the Affidavit:

a.	The Register in Chancery is directed to close the Action on the docket for all purposes;

b.	The Court will no longer retain jurisdiction over the Action; and

4.    Within ten (10) business days of the date of the entry of this Order, the Company shall pay or cause to be paid to Plaintiff’s counsel the Mootness Fee to an account designated by Plaintiff’s counsel. The foregoing payment shall fully satisfy and resolve Plaintiff’s entitlement to any fees or expenses in this Action, and Plaintiff’s counsel shall not seek any additional fees, expenses, or costs related to this Action.

Date: June 20, 2025 OF COUNSEL: Steven J. Purcell Robert H. Lefkowitz Stephen C. Childs Omer Kremer PURCELL & LEFKOWITZ LLP 600 Mamaroneck Ave, Suite 400 Harrison, NY 10528 (212) 840-6300	FARNAN LLP /s/ Brian E. Farnan Brian E. Farnan (#4089) Michael J. Farnan (#5165) 919 N. Market Street, 12th Floor Wilmington, DE 19801 (302) 777-0300 Counsel for Plaintiff DLA PIPER LLP (US)
/s/ Ronald N. Brown, III Ronald N. Brown, III (#4831) Kelly L. Freund (#6280) 1201 N. Market Street, Suite 2100 Wilmington, DE 19801 (302) 468-5700 Counsel for Defendants

SO ORDERED, this _____ day of _______________, 2025

Vice Chancellor Lori W. Will

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